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                                                                   Exhibit 10.15

                              EMPLOYMENT CONTRACT
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     This Employment Contract (the "Contract"), effective as of the 1st day of
March, 1999, is by and between Splitrock Services, Inc., a Delaware Corporation (the "Corporation" or "Employer"), and David M. Boatner ("Employee").

     1.  Introduction.  The Corporation employs Employee to perform the services
         ------------
described herein and Employee hereby accepts such employment, on the terms and conditions set forth herein.

     2.  Position and Duties.  Employee hereby agrees to accept and perform the
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duties of Executive Vice-President and Chief Marketing Officer of the
Corporation and in that capacity agrees to exert his best efforts to the prosecution of the duties of those offices ("Duties") and faithfully to perform all such Duties.

     3.  Term.  The term of this Contract (the "Employment Term") shall commence
         ----
on the effective date of this Contract and shall end on February 28, 2001.

     4.  Compensation.  For Employee's covenants included in this Contract and
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for all services rendered by Employee in any capacity during the Employment
Term, including services as an officer, or member of any committee of the Corporation or of any subsidiary, division or affiliate thereof, Employee shall be paid as compensation, the following:

          (a) Base Salary. A base annual salary of $175,000 (a ratable part of which annual salary shall be payable monthly). Such salary shall be subject to customary payroll deductions and employment taxes.

          (b) Incentive Bonus. In lieu of any other consideration or reimbursement of any expenses for relocation, moving or related, Employee will be paid a signing bonus of $75,000 payable on or before thirty (30) days following the effective date. Additionally, Employee shall be eligible for a performance incentive award, if any, that is made available to other similar officers of the Corporation.

     5.  Stock Options.  Corporation grants to Employee non-qualified stock
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options with the right to purchase Four Hundred Thousand (400,000) shares of the
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Corporation's common stock. The grant date shall be March 1, 1999.  The option or exercise price will be $5.50 per share. The options will vest in equal amounts over four years, and will be exercisable for ten years from the grant date. If employment terminates for any reason, the nonvested options will be forfeited and the vested but unexercised options will terminate 90 days after termination of employment. The full terms and conditions of the options are subject to the 1997 Incentive Share Plan adopted by the Corporation, and a formal stock option agreement to be executed between Employee and the Corporation, a specimen of which is attached hereto as Exhibit "A".

     6.  Benefits.  During the Employment Term, Employee shall be furnished all
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Employee benefits customarily offered by the Corporation to its senior executive employees, and reimbursement of all expenses incurred in the conduct of the Corporation's business as are reasonable, prudent and necessary. Employee shall have the right to reasonable vacation time in accordance with the Corporation's standard policy. Health, life and disability insurance coverage afforded other employees of the Corporation shall be made available to Employee, subject to eligibility for such coverage.

     7.  Performance of Duties.  During the Employment Term, Employee shall
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devote his best efforts to the business and affairs of the Corporation.  It is further understood and agreed that Employee shall take reasonable vacations, may take time off due to illness or incapacity and may devote reasonable periods required for engaging in charitable, professional, and community activities, in each case so long as such activities do not interfere with the proper performance of his Duties hereunder.

     8.  Termination.  (a) The employment relationship between Employee and the
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Corporation shall be terminated upon the first to occur of any of the following events:
               (i)  the death of Employee;

               (ii) the permanent disability of Employee;

               (iii)  the voluntary resignation by Employee, which shall be made by written notice to the Board specifying an effective date of such resignation not less than 30 days after the date of such notice; or

               (iv) the termination by the Corporation of Employee's employment with or without Cause, as defined below,

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                    which shall be made by written notice to Employee specifying an effective date of such termination and, if with Cause, specifying such Cause.

          (b) As used in this Contract, "Cause" shall mean:

               (i) final conviction of Employee for a felony-grade crime or any crime involving moral turpitude; or

               (ii) the willful or grossly negligent violation by Employee of the provisions of Section 9.

          (c) Upon termination of the employment relationship between Employee and the Corporation for any reason other than (i) by the Corporation with Cause or (ii) by voluntary resignation by Employee the Corporation will pay Employee the balance of the base salary remaining to be paid under this Contract.

     9.  Confidential Information and Inventions.  Employee agrees and covenants
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to use his best efforts and exercise utmost diligence to protect and safeguard the trade secrets and confidential and proprietary information of the Corporation. Employee further agrees and covenants that, except as may be required by the Corporation in connection with this Contract, or with the prior written consent of the Corporation, Employee shall not, either during the term of this Contract or thereafter, use for Employee's own benefit or for the benefit of another, or disclose, disseminate or distribute to another, any trade secret or confidential or proprietary information (whether or not acquired, learned, obtained or developed by Employee alone or in conjunction with another) of the Corporation or of any other person with whom the Corporation has a business relationship. All memoranda, notes, records, drawings, documents or other writings whatsoever made, compiled, acquired or received by Employee during the Employment Term, arising out of, in connection with, or related to any activity or business of the Corporation are and shall continue to be, the sole and exclusive property of the Corporation, and shall, together with all copies thereof, be returned and delivered to the Corporation by Employee immediately, without demand, when Employee ceases to be employed by the Corporation, or at any time upon the Corporation's demand.

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     10.  Non-Competition.
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          (a) Employer's Business and Assets.  The Employer is in the business
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of selling, marketing, and distributing the "Employer's Products and Services,"
as that term is defined hereafter, throughout the United States. The term "Employer's Products and Services" shall mean the sale, marketing and distribution of various product lines and services in the data communications industry and any other similar services and products in the telecommunications industry.

     The principal assets of Employer's business, each of which has been acquired through the outlay of considerable time, effort and expense by Employer, include without limitation the following: its goodwill, the names, key contacts, addresses, continued patronage and particular needs and desire of its customers, resellers and distributors; and other proprietary and confidential trade information as described in Section 9 of this Agreement.

          (b) Employer's Interest in Protecting Business and Assets.  Employee
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acknowledges the Employer's vital business interest in protecting the base of business it plans to develop nationwide as well as the Employer's current base of business, customer contacts, accounts, and relationships throughout the United States. Employee recognizes that the Employer's business is subject to being severely and adversely affected, if the sources, availability, sales and price information regarding the Employer's current customers, sources of new customers and current customers which Employee has acquired or developed through his employment relationship, were to be made available to a competitor, or to an entity which could become a competitor. Employee also recognizes the Employer's business interests in protecting the Employer's goodwill, trade secrets, and confidential and proprietary information.

     Further, Employee acknowledges that such business interests on the part of the Employer give rise to the Employer's desire to restrain Employee from competing with the Employer during the term of this Agreement and for a reasonable period of time after Employee's employment with the Company is terminated in those markets where Employee performed his duties during his employment with Employer.

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     Employee hereby enters into this covenant not to compete (and non-
solicitation of customers and employees) with the Employer, in consideration of the Employer's agreement to employ Employee at the compensation level described in Section 4 of this Agreement, Employer's agreement to grant Employee non-qualified stock options to purchase shares of stock of the Employer as described in Section 5 of this Agreement, and the Employer's agreement to disclose its Confidential Information and Trade Secrets to Employee during the term of this Agreement.

     11.  Covenant Not To Compete and Other Restrictions Following Termination.
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          (a) Non-Compete.  Employee covenants and agrees that, except as
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otherwise expressly and specifically consented to, approved or permitted in writing by the Employer, during the Non-Competition Period (defined below) Employee will not engage in the Business directly or indirectly, alone or with any other person or entity, as a member of a partnership, limited liability company, or other business entity or as an investor in any security of any class (except as an investor in less than 2% of an outstanding publicly traded class of equity securities listed on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market), or as a consultant, advisor, agent, representative or in any other capacity to or for any employer or other business entity engaged in the Business. This Section shall prohibit employee from engaging in a Business in those markets throughout the United States in which the Employer: (i) engages in as of the date of the Employee's termination of employment and where Employee serviced customers, made customer contacts, or was responsible for customer accounts while employed at the Employer; or (ii) has developed in writing a concrete plan to engage in such Business during Employee's employment which plan is still in effect as of the date of the termination of Employee's employment and of which Employee has knowledge.

     Employee specifically acknowledges that given the national scope and extensive nature of the Employer's business, the scope of the non-compete herein is reasonable for the protection of Employer's business, and Employee specifically agrees, that Employee shall not compete in those areas set forth above with respect to the Business during the Non-Competition Period.

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          (b) Non-Solicitation.  In addition to the foregoing, during the Non-
              ----------------
Competition Period and the Non-Solicitation Period, Employee shall not:

               (i) call on, solicit, divert or take away, or attempt to call on, solicit, divert or take away any of the customers of the Employer on whom Employee called upon or whom Employee became acquainted with during the term of employment with the Employer under this Agreement, either for himself or for any other person, firm or employer;

               (ii) effect or attempt to effect, directly or indirectly, any transaction in the purchase or sale of products or services similar to the Employer's products or services with any Employer Customer;

               (iii)  request or advise any principal, reseller, distributor or customer of the Employer, other person, firm or employer having business dealings with the Employer to withdraw, curtail, cancel or modify such business dealings;

               (iv) induce or attempt to induce any employee of the Employer to terminate his employment with the Employer.

          (c) Certain Defined Terms.  For purposes of Section 11:  "Non-
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Competition Period" and "Non-Solicitation Period" means:

               (i) if Employee terminates or is terminated from employment for any reason, during the period beginning upon the date of separation from employment, and ending one (1) year thereafter.

               (ii) "Business" means all parts of the business of the Employer being conducted on the date of Employee's termination of employment with the Employer and that Employee was engaged in.

          (d) FURTHER ACKNOWLEDGMENT. EMPLOYEE FURTHER ACKNOWLEDGES AND AGREES THAT THE LIMITATIONS SET FORTH HEREIN ARE REASONABLE IN EACH AND EVERY RESPECT.

          (e) Scope.  The parties hereto agree and request that in the event
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that the scope of the covenants set forth in this Section 11, including the geographic scope or

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the length of the Non-Competition Period or the Non-Solicitation, is deemed to be too broad in any court proceeding, the court or arbitrator may reduce such scope to that which it deems reasonable under the circumstances.

     12.  Injunctive Relief for Breach of Covenant Not to Compete and Not to
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          Solicit Customers and Employees Following Termination.
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          (a) Employee and the Employer recognize and agree that the Employer's enforcement of Employee's Covenant Not to Compete, and Non-Solicitation of customers and employees shall be necessary to prevent irreparable harm and damage to the business of the Company and that the limitations as to time, geographical area and scope of activity to be restrained are reasonable and to not impose a greater restraint on Employee than is necessary to protect the goodwill and other business interests of the Employer.

          (b) Because of the unique nature of the special training and knowledge received by the Employee from the Company and because of the inadequacy of monetary awards for breach of the obligations contained in this Section, if Employee fails to comply with any such obligations or in the event of a breach or threatened breach of any of the provisions herein, the Employer in addition to any other remedies available to it at law or in equity, shall be entitled to immediate injunctive relief to enforce the provisions of this Section and shall be entitled to recover from Employee reasonable attorneys' fees and other expenses incurred by the Employer in connection with such proceeding.

     13.  Agreement Ancillary to Other Agreements.  The Covenant Not to Compete
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and The Covenants Not to Solicit set forth in Section 11 are ancillary to, and part of, other agreements between the Employer and Employee, including:

          (a) the agreement to engage Employer for the term described in Section 3 of this Agreement;

          (b) the agreement to compensate Employee at the rate described in
Section 4 of this Agreement;

          (c) the agreement to grant Employee non-qualified options to purchase shares of stock of the Employer as described in Section 5 of this Agreement;

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          (d) the agreement to disclose certain confidential and proprietary information to Employer during the course of this Agreement, as described in Sections 9 and 10 of this Agreement.

     Furthermore, the parties acknowledge that the Employer's agreements as set forth in Section 13 of this Agreement give rise to the Employer's interest in restraining Employer from competing with the Employer and soliciting its customers and employees for a one (1) year period after termination of such employment.

     14.  Notice to Subsequent Employer.  Employee expressly grants the Employer
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the right, within one (1) year after the termination of Employee's employment to advise any subsequent employer/contractor or potential employer/contractor of the Employee of the existence and contents of this Agreement, as well as information about the Employee's assigned geographic area, scope of duties, and job performance at the Employer. Employee waives any claims he/she may otherwise have against Employer based on the release of this information.

     15.  Indemnification.  The Corporation shall indemnify, and advance
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expenses to, Employee (whether or not then employed by the Corporation) against all judgments, penalties (including excise and similar taxes), fines, amounts paid in settlement and reasonable expenses actually incurred by Employee in connection with or arising out of any action, suit or proceeding in which he may be involved by reason of his being or having been an officer, employee or agent of the Corporation (whether or not he continues to be an officer, employee or agent at the time of incurring such expenses and liabilities) to the extent that such indemnification is permitted by all valid and applicable laws, including, without limitation, the Delaware Business Corporation Act; provided, however, that the Corporation shall in no event be obligated to indemnify Employee or advance expenses to Employee in connection with any action, suit or proceeding in which Employee has been found liable for gross negligence, willful misconduct or an intentional act. The indemnification and advancement of expenses provided in this section shall (a) also extend to Employee who while serving as an officer, director, employee or agent of the Corporation also served at the Corporation's request as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or

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domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, (b) not be deemed exclusive of any other rights of Employee arising under any law, by any agreement or vote of shareholders or directors, by contract, under any insurance policy maintained by the Corporation, or otherwise, and (c) not be required if and to the extent that the person otherwise entitled to payment of such amounts hereunder has actually received payment therefor under any insurance policy, contract or otherwise. Neither the amendment or modification of, nor the termination of, this Contract or any provision hereof shall in any manner terminate, reduce or impair the right of Employee to be indemnified by the Corporation, or the obligation of the Corporation to indemnify Employee under and in accordance with the provisions of this Section 15 as in effect immediately prior to such amendment, modification or termination with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification, or termination, regardless of when such claims may arise or be asserted.

     16.  Survival of Covenants.  In the event of termination of this Contract
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for any reason whatsoever, the Corporation shall remain bound by the provisions of Sections 8(c) and 15 of this Contract and Employee shall remain bound by the provisions of Sections 9 to 14 of this Contract.

     17.  Notices.  Any notice or other communication hereunder shall be in
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writing and shall be delivered by (i) personal delivery, (ii) certified or registered mail, postage prepaid or (iii) telex or telecopier. Any such notice shall be deemed upon its receipt at the following address:

          If to Employee:

          Mr. David M. Boatner
          7 Watermark Way
          The Woodlands, Texas  77381

          If to the Corporation:

          Splitrock Services, Inc.
          8665 New Trails Drive
          The Woodlands, Texas  77381
          Attn:  William R. Wilson, President

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     Any party may, by notice given in accordance with this Section 17 to the other party, designate another address or person for receipt of notices hereunder.

     18.  Parties Bound.  This Contract shall inure to the benefit of and be
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binding upon the parties hereto, their respective heirs, legal representatives, successors and permitted assigns. Without limiting the generality of the foregoing, any corporation into or with which the Corporation shall merge or consolidate or to which the Corporation shall transfer all or substantially all of its assets shall be deemed a successor of the Corporation. Neither party may assign any of its or his rights or obligations under this Contract unless the other party agrees thereto in writing, provided, however, that this provision shall not preclude Employee from designating one or more beneficiaries to receive any amount that may be payable after his death and shall not preclude the legal representative or his estate from assigning any right hereunder to the person or persons entitled thereto under his will or, in the case of intestacy, to the person or persons entitled thereto under the laws of intestacy applicable to his estate.

     19.  Integration and Amendments.  This Contract contains the entire
          --------------------------
agreement between the parties, and supersedes all prior and contemporaneous written or oral agreements and understandings and may be amended only by an instrument in writing signed by both parties hereto.

     20.  Captions.  The headings herein are for convenience only and shall not
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affect the construction hereof.

     21.  Time of the Essence.  The parties agree that time shall be of the
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essence in the performance of obligations hereunder.

     22.  Severability of Provisions.  If any provision of this Contract is held
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by a court of competent jurisdiction to be illegal, invalid, or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Contract shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, and, in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as a part of this Contract a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

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     23.  Governing Law.  THIS CONTRACT SHALL BE GOVERNED BY AND CONSTRUED IN
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ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO THE PRINCIPLES
OF CONFLICTS OF LAW.

     24.  Due Authorization.  The Corporation represents and warrants to
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Employee that the Corporation has all necessary legal power and authority to execute, deliver and perform this Contract, and has taken all necessary action authorizing the execution, delivery and performance of same.

     25.  Alternative Dispute Resolution.  The parties hereto agree that if a
          ------------------------------
dispute arises under this Contract that they will join in a motion requesting the court with jurisdiction over the dispute to refer the dispute for resolution by an alternative dispute resolution procedure as established under Chapter 154 of the Texas Civil Practice and Remedies Code.

     26.  Fees and Expenses.  The parties hereto agree that if a dispute over
          -----------------
the terms or enforcement of this Contract is litigated or is settled by an alternative dispute resolution procedure, the party that prevails shall be entitled to recover all fees and expenses incurred in connection with the dispute, including reasonable fees of attorneys and accountants.

     IN WITNESS WHEREOF, the parties hereto have executed this Contract effective as of the date first above written.

                    SPLITROCK SERVICES, INC., a Delaware Corporation


                    By:_____________________________________________
                    Name:  William R. Wilson
                    Title: President & CEO



                    ________________________________________________
                    Name:    David M. Boatner

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